UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2009

SALAMON GROUP, INC.
(Exact name of registrant as specified in charter)

Nevada	000-50530	93-1324674
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

4080 Paradise Road, #15-901
Las Vegas, Nevada 89169
(Address of principal executive offices)

(702) 241-0145
Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 8     OTHER EVENTS

ITEM 8.01     OTHER EVENTS

On January 5, 2011, Salamon Group Inc. (the “Company”) became aware that beginning with the Company’s filing of its annual report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC on April 15, 2009 and in all subsequent filings of the Company’s interim and year end financial reports to date (“Error Period”), the total authorized capital of the Company was erroneously reported as being 500 (five hundred) million shares of common stock, whereas the total authorized capital of the Company is 50 (fifty) million shares of common stock. The correction will be made on all future filings of the Company’s financial statements, commencing with the Company’s filing of its annual report on Form 10-K for the fiscal year ended December 31, 2010.

No error was made in the reporting of the total amount of common shares issued and outstanding of the Company during the Error Period.

On January 5, 2011, the Company issued a press release announcing the error in authorized share capital of the Company. A copy of the Company's press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by this reference.

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits

99.1	Press release dated January 5, 2011 of Salamon Group, Inc., announcing the error in authorized share capital of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALAMON GROUP, INC.

By: /s/ Michael Matvieshen
       Michael Matvieshen
       Chief Executive Officer

Date: January 5, 2011